EXHIBIT 23.2

             CONSENT OF ERNEST & YOUNG LLP, INDEPENDENT AUDITORS

                    We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Regeneron Pharmaceuticals, Inc. Amended and Restated 1990 Long Term Incentive Plan, of our report dated February 5, 19967, with respect to the financial statements of Amgen-Regeneron Partners included in Regeneron Pharmaceuticals, Inc's Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                      /s/ ERNST & YOUNG LLP

          Los Angeles, California
          August 14, 1997